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                                                                                                  EXHIBIT 23.2



                                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Marsh &
McLennan Companies, Inc. on Form S-8 of our report dated February 28, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of
Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets),
appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the
year ended December 31, 2002.



DELOITTE & TOUCHE LLP
New York, New York
July 17, 2003

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